Exhibit 10.7

AMENDMENT AND WAIVER TO CREDIT AGREEMENT

Amendment and Waiver (this “Amendment”) entered into as of August 11, 2005 between FIND/SVP, INC., a New York corporation, (the “Borrower”), and BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, a national banking association organized and existing under the laws of the United States of America (the “Bank”).

WHEREAS, the Borrower and the Bank are parties to a Credit Agreement dated as of March 31, 2005 (the “Agreement”);

WHEREAS, the Borrower has defaulted under provisions of the Agreement which require that the Borrower (i) maintain minimum Consolidated EBITDA (as defined in the Agreement), (ii) maintain maximum Funded Debt to Consolidated EBITDA Ratio (as defined in the agreement), and (iii) not permit there to be a net loss on a consolidated basis (the “Covenant Defaults”); and

WHEREAS, the Borrower has requested that the Bank waive, and the Bank has agreed to waive, the Covenant Defaults, provided that the Agreement is amended as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

2.  The Agreement is amended: as follows:

(a)  Section 2.01(a) of the Agreement shall be amended by adding the following at the end of the first sentence thereof:

“; and provided further that, if the Borrower shall effect any Borrowing, as of the last day of each month during the fiscal quarter ending September 30, 2005 the ratio of Total Outstandings to cash and Cash Equivalents of the Borrower shall not exceed 1.25 to 1.00.”

(b)  A new Section 6.01(d) shall be added and shall read as follows:

“(d) as soon as available, but in any event no later than 20 days after the end of each of July 2005, August 2005 and September 2005, a consolidated and consolidating, company-prepared, unaudited monthly financial statement of the Borrower and its Subsidiaries as at the end of such calendar month, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such calendar month and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding calendar month of the previous fiscal year and the corresponding portion of the previous fiscal year (except with respect to the statement of cash flows and shareholders equity), all in reasonable detail, such statements to be certified by a responsible officer of the Borrower and subject to normal and customary quarter-end review procedures.”

(c)  Section 7.11(e) of the Agreement is amended by adding the following to the end thereof:

“or at the end of any of July 2005, August 2005 or September 2005.”

3.  The Bank hereby agrees to waive compliance with the Section 7.11(b), (d) and (e) of the Agreement for the fiscal quarter ending June 30, 2005. Such waivers are made solely to the extent and with respect to the quarter ending June 30, 2005.

4.  The Borrower hereby represents and warrants to the Bank that:

(a)  Each and every of the representations and warranties set forth in the Agreement and in the documents executed pursuant thereto or in connection therewith is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in their entirety.

(b)  After giving effect to the waivers contained herein, no Default or Event of Default now exists.

(c)  The Borrower is duly indebted to the Bank under the Loan Documents, as applicable, without any claim for offset, defense or counterclaim of any kind whatsoever (any such claim as may exist being hereby irrevocably waived).

5.  All obligations in connection with the Agreement (as amended hereby) and the other Loan Documents are and shall continue to be (i) secured by the Collateral and the Security Documents, and (ii) guaranteed by the Guarantors under the Guaranty.

6.  Unless otherwise indicated, the waivers provided in this Amendment are effective only in this one instance, only with respect to the Covenant Defaults (for the fiscal quarter ended June 30, 2005). Furthermore, the amendment and the waivers set forth in this Amendment are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any other Loan Documents. Whenever the Agreement is referred to in the Agreement or in any of the other Loan Documents, it shall be deemed to mean the Agreement as amended by this Amendment.

7.  This Amendment shall be effective as of the date first above written; provided that this Amendment shall not be effective unless and until (i) the Bank shall have received counterparts of this Amendment duly signed by the Borrower and the Guarantors, (ii) the Borrower shall have paid all the fees and expenses of the Bank’s outside counsel in connection with the preparation and negotiation of this Amendment, as well as a waiver fee of $20,000 (to the Bank) in connection with the waiver of the Covenant Defaults, and (iii) the Bank shall have received evidence of such proper corporate (or equivalent) organization, existence, authority and appropriate corporate (or equivalent) proceedings with respect to the Borrower and the Guarantors and the matters addressed by this Amendment and the documents, instruments and agreements executed pursuant hereto or in connection herewith, and such other certificates, instruments, and documents as the Bank shall request.

8.  This Amendment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

Remainder of page intentionally left blank

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

FIND/SVP, INC., a New York corporation	BANK OF AMERICA, N.A., successor by merger to Fleet National Bank

By: /s/ Peter Stone Name: Peter Stone Title: CFO	By: /s/ Tanitha Boonyam Name: Tanitha Boonyam Title: VP
Each of the undersigned Guarantors hereby consents to this Amendment and reaffirms its continuing liability under the Guaranty and the Security Agreement (as defined in the Agreement as amended hereby) and all other Loan Documents (as defined in the Agreement, as amended hereby), without any claim for offset, defense or counterclaim (any such claim as may exist being hereby irrevocably waived).

ATLANTIC RESEARCH & CONSULTING, INC.	SIGNIA PARTNERS INCORPORATED
By: /s/ Peter Stone Name: Peter Stone Title: VP	By: /s/ Peter Stone Name: Peter Stone Title: VP
TTECH ACQUISITION CORP.	GUIDELINE RESEARCH CORP.
By: /s/ Peter Stone Name: Peter Stone Title: VP	By: /s/ Peter Stone Name: Peter Stone Title: VP
GUIDELINE/CHICAGO, INC.	ADVANCED ANALYTICS, INC.
By: /s/ Peter Stone Name: Peter Stone Title: VP	By: /s/ Peter Stone Name: Peter Stone Title: VP
TABLINE DATA SERVICES, INC.
By: /s/ Peter Stone Name: Peter Stone Title: VP